As filed with the Securities and Exchange Commission on September 23, 1996
                                               Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933
                              --------------------

                                 PST VANS, INC.
             (Exact name of registrant as specified in its charter)

              Utah                                 87-0411704
(State or other jurisdiction of                  (I.R.S. Employer
 incorporation or organization)                   Identification No.)

                              --------------------

                              1901 West 2100 South
                           Salt Lake City, Utah 84119
                    (Address of Principal Executive Offices,
                               including Zip Code)

                              STOCK INCENTIVE PLAN
                                       OF
                                 PST VANS, INC.

                            (Full title of the plan)

       KENNETH R. NORTON                             Copy to:
  Chairman of the Board and                      RICHARD G. BROWN
   Chief Executive Officer             Kimball, Parr, Waddoups, Brown & Gee
         PST Vans, Inc.                  185 South State Street, Suite 1300
     1901 West 2100 South                     Salt Lake City, Utah 84111
  Salt Lake City, Utah  84119                     (801) 532-7840
         (801) 975-2500
 (Name, address and telephone
   number, including area code,
       of agent for service)
                            --------------------

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                  Proposed        Proposed
                                  Maximum          Maximum
Title of                          Offering        Aggregate
Securities to   Amount to be      Price per       Offering         Amount of
be Registered    Registered        Share(1)       Price(1)   Registration Fee(1)
- -------------------------------------------------------------------------------
Common Shares,
$.001 par value  370,000 shares     $4.08          $1,509,600        $521.00
===============================================================================

(1) Pursuant to Rules 457(h)(1) and 457(c), the offering price per share, aggregate offering price and registration fee are computed on the basis of the average of the high and low sales prices as reported on the NASDAQ Stock Market (National Market System) on September 19, 1996.




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                                       PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Plan Annual Information.*

         * Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by PST Vans, Inc. (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1995.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996.

         (c) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1996.

         (d) The description of the Registrant's Common Stock, $0.001 par value, contained in the Registrant's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed under the Exchange Act for the purpose of updating such description.

         In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         The financial statements and schedule of the Registrant included in the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995, and incorporated by reference in this Registration Statement, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein in reliance upon the authority of said firm as experts in giving said reports.

         Future financial statements of the Registrant and the reports thereon by Arthur Andersen LLP also will be incorporated by reference in the Registration Statement in reliance upon the authority of that firm as experts in giving those reports; provided, however, only to the extent that said firm has audited those financial statements and consented to the use of their reports thereon.

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Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

         Not applicable.


Item 6.  Indemnification of Directors and Officers.

         Section 16-10a-902 ("Section 902") of the Utah Revised Business Corporation Act (the "Revised Act") provides that a corporation may indemnify any individual who was, is, or is threatened to be made a named defendant or respondent (a "Party") in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), because he is or was a director of the corporation or is or was serving at its request as a director, officer, partner, trustee, employee, fiduciary or agent of another corporation or other person or of an employee benefit plan (an "Indemnified Director"), against any obligation incurred with respect to a Proceeding, including any judgment, settlement, penalty, fine or reasonable expenses (including attorneys' fees), incurred in the Proceeding if his conduct was in good faith, he reasonably believed that his conduct was in, or not opposed to, the best interests of the corporation, and, in the case of any criminal Proceeding, he had no reasonable cause to believe his conduct was unlawful; except that (i) indemnification under Section 902 in connection with a Proceeding by or in the right of the corporation is limited to payment of reasonable expenses (including attorneys' fees) incurred in connection with the Proceeding and (ii) the corporation may not indemnify an Indemnified Director in connection with a Proceeding by or in the right of the corporation in which the Indemnified Director was adjudged liable to the corporation, or in connection with any other Proceeding charging that the Indemnified Director derived an improper personal benefit, whether or not involving action in his official capacity, in which Proceeding he was adjudged liable on the basis that he derived an improper personal benefit.

         Section 16-10a-906 of the Revised Act provides that a corporation may not indemnify a director under Section 902 unless authorized and a determination has been made (by the board of directors, a committee of the board of directors or by the stockholders) that indemnification of the director is permissible in the circumstances because the director has met the applicable standard of conduct set forth in Section 902.

         Section 16-10a-903 ("Section 903") of the Revised Act provides that, unless limited by its articles of incorporation, a corporation shall indemnify a director who was successful, on the merits or otherwise, in the defense of any Proceeding, or in the defense of any claim, issue or matter in the proceeding, to which he was a Party because he is or was a director of the corporation, against reasonable expenses (including attorneys' fees) incurred by him in connection with the Proceeding or claim.

         In addition to the  indemnification  provided by Sections  902 and 903,
Section 16-10a-905 ("Section 905") of the Revised Act provides that, unless otherwise limited by a corporation's articles of incorporation, a director may apply for indemnification to the court conducting the Proceeding or to another court of competent jurisdiction. On receipt of an application and after giving any notice the court considers necessary, (i) the court may order mandatory indemnification under Section 903, in which case the court shall also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification, or (ii) upon the court's determination that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances and regardless of whether the director met the applicable standard of conduct set forth in Section 902, the court may order indemnification as the court determines to be proper, except that indemnification with respect to certain Proceedings resulting in a director being found liable for certain actions against the corporation may be limited to reasonable expenses (including attorneys' fees) incurred by the director.

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         Section  16-10a-904  ("Section 904") of the Revised Act provides that a corporation may pay for or reimburse the reasonable expenses (including attorneys' fees) incurred by a director who is a Party to a Proceeding in advance of the final disposition of the Proceeding if (i) the director furnishes the corporation a written affirmation of his good faith belief that he has met the applicable standard of conduct described in Section 902, (ii) the director furnishes to the corporation a written undertaking, executed personally or in his behalf, to repay the advance if it is ultimately determined that he did not meet the required standard of conduct, and (iii) a determination is made that the facts then known to those making the determination would not preclude indemnification under Section 904.

         Section 16-10a-907 of the Revised Act provides that, unless a corporation's articles of incorporation provide otherwise, (i) an officer of the corporation is entitled to mandatory indemnification under Section 903 and is entitled to apply for court-ordered indemnification under Section 905, in each case to the same extent as a director, (ii) the corporation may indemnify and advance expenses to an officer, employee, fiduciary or agent of the corporation to the same extent as a director, and (iii) a corporation may also indemnify and advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than the right of indemnification granted to directors, if not inconsistent with public policy, and if provided for by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.

         The Registrant's Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify any person who is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by the Revised Act, as the same may hereafter be amended, or as otherwise permitted by law.

         The Registrant's Amended and Restated Articles of Incorporation provide that the personal liability of any director of the Registrant to the Registrant or its shareholders for a breach of fiduciary duty is eliminated to the fullest extent permitted by the Revised Act. The extent to which the Revised Act permits director liability to be eliminated is governed by Section 16-10a-841 of the Revised Act, which provides that the liability of a director may not be eliminated or limited for (i) the amount of financial benefit received by a director to which he is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Section 16-10a-842 of the Revised Act which prohibits unlawful distributions by a corporation to its shareholders; or (iv) an intentional violation of criminal law.

         Indemnification may be granted pursuant to any other agreement, bylaw, or vote of shareholders or directors. In addition to the foregoing, the Registrant maintains insurance from commercial carriers against certain liabilities which may be incurred by its directors and officers. The foregoing description is necessarily general and does not describe all details regarding the indemnification of officers, directors or controlling persons of the Registrant.


Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         See the Exhibit Index on page 7.


Item 9.  Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

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                  (1) To file,  during any  period in which  offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising  after  the  effective   date  of  this   Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on September 6, 1996.


                                 PST VANS, INC.


                                       By    /s/ Kenneth R. Norton
                                             Kenneth R. Norton
                                             Chairman of the Board and
                                              Chief Executive Officer


                             POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Kenneth R. Norton and John Adams, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and confirm all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

      Signature                     Title                           Date


/s/ Kenneth R. Norton     Chairman of the Board and Chief       August 27, 1996
Kenneth R. Norton         Executive Officer (Principal
                          Executive Officer)


/s/ Robert D. Hill        President, Chief Operating Officer    August 26, 1996
Rober D. Hill             and Director



/s/ Charles A. Lynch      Director                              August 27, 1996
Charles A. Lynch



/s/ James F. Redfern      Director                            September 6, 1996
James F. Redfern

                                 PST VANS, INC.

                                  EXHIBIT INDEX


Regulation S-K                                                 Sequential System
  Exhibit No.                  Description                           Page No.

       4.1         Revised Articles of Incorporation of the
                   Registrant (incorporated by reference to
                   Exhibit No. 3.1 of the Registrant's Registration
                   Statement on Form S-1 (Reg. No. 33-87212)).            -

       4.2         Amended and Restated Bylaws of the Registrant
                   (incorporated by reference to Exhibit No. 3.2 of
                   the Registrant's Registration Statement on Form
                   S-1 (Reg. No. 33-87212)).                              -

       4.3         Specimen Certificate (incorporated by reference
                   to Exhibit No. 4.3 of the Registrant's Registration
                   Statement on Form S-1 (Reg. No. 33-87212)).            -

       5           Opinion of Kimball, Parr, Waddoups, Brown &
                   Gee, a professional corporation, as to the legality
                   of the securities offered.                             8

       23.1        Consent of Arthur Andersen LLP.                        9

       23.2        Consent of Kimball, Parr, Waddoups, Brown &
                   Gee (included in Exhibit No. 5).                       -

       24          Powers of Attorney (included on page 6 hereof).        -

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